Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                         GOLDEN BEVERAGE COMPANY
          (Exact name of registrant as specified in its charter)

                Nevada                                 33-0123045
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

              GOLDEN BEVERAGE COMPANY 1997 STOCK OPTION PLAN
                           (Full Title of Plan)

Dino Kellar, 2186 South Holly Street, Suite 201, Denver, Colorado 80222.
                  (Name and Address of Agent for Service)

                               (313) 781-0374
      (Telephone number including area code, of agent for service)

Copy to: Andrew I. Telsey, P.C., 2851 South Parker Road, Aurora, CO  80014

                      CALCULATION OF REGISTRATION FEE
                                        Proposed     Proposed
                                        Maximum      Maximum
Title of                                Offering    Aggregate    Amount of
Securities               Amount to be   Price Per    Offering   Registration
to be Registered          Registered     Share(1)    Price(1)       Fee
_______________________  ____________   _________   __________  ____________
Common Stock, $.001 p.v.  1,517,640      $ 1.75     $2,655,870      $805
                                                    __________      ____

                                          Total     $2,655,870      $805
________________________
<F1>
(1)     Estimated for calculation of registration fee only, pursuant to Rule
        457(c) and (h), calculated on the most recent sale for the Company's common stock as of April 7, 1997.


     In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Golden Beverage Company 1997 Stock Option Plan described herein.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

     (a)   The Registrant's Form 10-K/A, filed on March 27, 1997; and

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 27, 1997; and

     (c) The description of the Common Stock which is contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein be reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

     The common stock of the Company is registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Certain provisions of the Nevada Limited Liabilities Companies Act regarding the indemnification of Officers, Employees and Agents are as follows:

  86.411 INDEMNIFICATION OF MANAGER, MEMBER, EMPLOYEE OR AGENT: PROCEEDING OTHER THAN BY COMPANY.- A limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited-liability company, and that, with respect to any criminal action or proceeding, he has reasonable cause to believe that his conduct was unlawful.

  86.421 INDEMNIFICATION OF MANAGER, MEMBER, EMPLOYEE OR AGENT: PROCEEDING BY COMPANY.-A limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amount paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  86.431 INDEMNIFICATION OF MANAGER, MEMBER, EMPLOYEE OR AGENT: SCOPE; AUTHORIZATION.-1. To the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441 and 86.421, or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     2. Any indemnification under NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employe or agent is proper in the circumstances. The determination must be made:

     (a) By the members 1/ or managers as provided in the articles of organization or the operating agreement;

     (b) If there is no provision in the articles or organization or the operating agreement, by the owners of more than 50 percent of the interests owned by members who are not parties to the act, suit or proceeding;

     (c) If 2/ members who own more than 50 percent of the interests owned by members who are not parties to the act, suit or proceeding so 3/ order, by independent legal counsel in a written opinion; or

     (d) If 4/ members who are not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. (Last amended by Ch. 337, L. '93, eff. 10-1-93.)

  86.441 INDEMNIFICATION OF MEMBER OR MANAGER: ADVANCEMENT OF EXPENSES.- The articles of organization and the operating agreement made by a limited-liability company may provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. The provisions of this section do not affect any rights to advancement of expenses to which personnel of the company other than managers or members may be entitled under any contract or otherwise by law.

  86.451 INDEMNIFICATION OF MANAGER, MEMBER, EMPLOYEE OR AGENT: EFFECT OF PROVISIONS ON OTHER RIGHTS; CONTINUATION AFTER CESSATION OF STATUS.- The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles or organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action on his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for the advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     2. Continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of his heirs, executors and administrators.


Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

 4.1    Articles of Incorporation of the Company(1)

 4.2    Amendment to Articles of Incorporation of the Company(2)

 4.3    By-Laws of the Company(1)

 4.4    The Company's 1997 Stock Option Plan

 4.6    Opinion of Andrew I. Telsey, P.C. with consent.

 4.7    Consent of Larry O'Donnell CPA, P.C. independent accountants.
________________________

<F1>

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-18, filed with the Commission on March 12, 1987.

<F2>

(2) Previously filed with the Commission as an Exhibit to the Registrant's Form 8-K, filed with the Commission on November 30, 1990.


Item 9.  Undertakings

     1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date set forth below.

                                   GOLDEN BEVERAGE COMPANY



Dated: April 4, 1997              By:  s/Shiou Yung Wang
                                      Shiou Yung Wang, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


SIGNATURES                            TITLE                      DATE
________________________   ______________________________   _______________


s/Shiou Yung Wang          President, Director, Treasurer    April 4, 1997
Shiou Yung Wang


s/Dino Kellar              Director                          April 4, 1997
Dino Kellar



The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused the registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on April 4, 1997.

                                        GOLDEN BEVERAGE COMPANY 1997
                                        STOCK OPTION PLAN



                                       By: s/Dino Kellar
                                          Dino Kellar, Plan Administrator

[GBCG0003.047]

                               EXHIBIT INDEX





 4.4    The Company's 1997 Stock Option Plan

 4.6    Opinion of Andrew I. Telsey, P.C. with consent.

 4.7    Consent of Larry O'Donnell CPA, P.C. independent accountants.

                                                                Exhibit 4.4

                          GOLDEN BEVERAGE COMPANY
                           1997 STOCK OPTION PLAN



            Adopted by the Board of Directors:  April 1, 1997



     1.  Purpose.

     The purpose of this plan (the "Plan") is to secure for Golden Beverage Company (the "Company") and its shareholders the benefits arising from capital stock ownership by employees or officers of, and consultants or advisors to, the Company corporation who have contributed to the Company in the past and who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").


     2.  Type of Stock or Options and Administration.

          (a) Types of Stock or Options. The shares of Common Stock issued for services rendered or the stock options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (the "Board"), or a Committee (the "Committee") designated by the Board of Directors. The stock options are non-statutory options and are not intended to meet the requirements of Section 422 of the Code.

          (b) Administration. The Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a Committee appointed by the Board, and if the Committee is so appointed all references to the "Board" in this Plan shall mean and relate to such Committee. The Board may in its sole discretion authorize the issuance of Common Stock for services rendered, or may grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan; or the Board may delegate the power to issue shares or grant options to the Committee. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective stock issuance agreements, the option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective stock issuance agreements or option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock issuance agreement or option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination under the Plan made in good faith.

          (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     3.  Eligibility

          (a) General. Options may be granted to persons who are, at the time of issuance or grant, employees or officers of, or consultants or advisors to, the Company; and Common Stock or Options may be issued to consultants or advisors who have rendered (in the case of stock issuances) or are rendering and are expected to continue to render (in the case of Options) consulting or advisory services, including Professional advisory services, to the Company, not involving a capital raising transaction.


          (b) Grant of Options to Officers. The selection of an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of either stock or an option, the timing of the stock issuance or the option grant, the exercise price of the option and the number of shares subject to the issuance or the option shall be determined either (i) by the Board, or
(ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person". For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

          (c) Issuance of Stock. Stock may be issued only to eligible persons for (i) services (as defined in Section 3(a) above) which have been rendered (including incidental expenses incurred in connection with the rendering of services) to the Company, or (ii) upon the exercise of previously granted stock options.

     4.  Stock Subject to Plan.

     Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan, including shares issuable pursuant to the exercise of stock options, is 1,517,640 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or stock issuances under the Plan.

     5.  Forms of Stock Issuance Agreements and Option Agreements.

     As a condition to the issuance of Stock or the grant of an option under the Plan, each recipient of either stock or an option shall execute either an employee or advisor compensation agreement or an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such agreements may differ among recipients.


     6.  Purchase Price.

          (a) General. The stock issuance price and the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board.


          (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation
T promulgated by the Federal Reserve Board), or (iii) by any combination of such methods of payments. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of any option shall be determined by the Board.

     7.  Option Period.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, and options shall be subject to earlier termination as provided in the Plan.


     8.  Exercise of Options.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.


     9.  Nontransferability of Options.

     All options granted to Reporting Persons shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).


     10.  Effect of Termination of Employment or Other Relationship.


          (a) Options. Subject to the provisions of the Plan, the Board shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee, but such period shall in no event be less than three months. Such periods shall be set forth in the agreement evidencing such option.


          (b) Stock. Shares of stock that are issued for services rendered pursuant to this Plan may not be canceled by the Company; provided that when the shares are issued, the recipient of the shares shall acknowledge having received full payment for the services previously rendered and shall waive any right to additional or different payment by the Company for such services.


     11.  Additional Provisions.

          (a) Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitations restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

          (b) Acceleration, Extension, Etc. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Rule 16b-3.


     12.  General Restrictions.

     The shares issued pursuant to this Plan and each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares, including the shares subject to such option, upon any securities exchange or under any state or federal law, or that the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued or such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board.


     13.  Rights as a Shareholder.

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


     14.  Adjustment Provisions for Recapitalizations and Related
Transactions.

          (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities, of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Rule 16b-3.

          (b)  Board Authority to Make Adjustments.

Any adjustments under this Section 14 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     15.  Merger, Consolidation, Asset Sale, Liquidation, Etc.

          (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transactions unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger ( "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.


          (b) Substitute Stock or Options. The Company may issue stock or grant options under the Plan in substitution for stock or options held by employees of, or consultants or advisors to, another corporation who become employees of or consultants or advisors to the Company or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute stock be issued or options be granted on such terms and conditions as the Board considers appropriate in the circumstances.


     16.  No Special Employment Rights.

     Nothing contained in the Plan or in any stock issuance or option shall confer upon any recipient or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient or optionee.


     17.  Amendment of the Plan.

          (a) The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under any law or rule, the Board may not effect such modification or amendment without such approval.

          (b) The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of stock or an optionee, affect his or her rights under stock or an option previously issued or granted to him or her. With the consent of the recipient or optionee affected, the Board may amend outstanding stock agreements or option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding stock or option to the extent necessary to ensure the qualifications of the Plan under Rule 16b-3.

     18.  Withholding.

          (a) The Company shall have the right to deduct from payments of any kind otherwise due to the recipient or optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued or issuable upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the recipient or optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issued or issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the recipient or the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A recipient or optionee who has made an election pursuant to this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

     19.  Cancellation and New Grant of Options, Etc.

     The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution thereof of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

     20.  Effective Date and Duration of the Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board. Amendments to the Plan shall become effective when adopted by the Board. Shares may be issued and options may be granted under the Plan at any time after the effective date and before the date fixed as the termination date of the Plan.

          (b) Termination. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate upon the earlier of
(i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the issuance of shares or the exercise or cancellation of options granted under the Plan. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate with respect to options on the date specified in (ii) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

     21.  Provision for Foreign Participants.

     The Board of Directors, may, without amending the Plan, modify stock issuances or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdiction with respect to tax, securities, currency, employee benefit or other matters.

     22.  Registration of Shares and Options.

     In the Board's discretion, the Board may agree with respect to certain shares and options issued under the Plan, to prepare and file Registration Statements on Form S-8, which Registration Statements may include reoffer prospectuses as that term is defined in Form S-8, to register and continue to keep effectively registered for resale the shares issued as compensation under the Plan and the shares of Common Stock issued upon the exercise of options granted under the Plan.



                                        Adopted by the Board of Directors
                                        on April 1, 1997






[GBCI0016.047]

                                                      Exhibit 4.6

                          Andrew I. Telsey, P.C.
                           - Attorney at Law -
                     2851 South Parker Road, Suite 720
                          Aurora, Colorado  80014
                         Telephone: (303) 671-8920
                         Facsimile: (303) 750-5544


April 4, 1997



Ms. Shiou Yung Wang, President
Golden Beverage Company
2186 S. Holly St.
Suite 201
Denver, CO 80222

        Re:  Golden Beverage Company

Dear Ms. Wang:

In connection with the 1,517,640 shares of Common Stock, par value $0.001 per share (the "Shares"), of Golden Beverage Company (hereinafter called the "Company"), included in the Company's Stock Plan (the "Plan"), adopted by the shareholders of the Company, which Shares are proposed to be registered on Form S-8 under the Securities Act of 1933, as amended, we have examined the following instruments and documents:

        1.      Articles of Incorporation of the Company, as amended;

        2.      Bylaws of the Company, as amended to date;

        3. Copies of certain resolutions adopted by the Board of Directors and shareholders of the Company adopting the Plan and authorizing the reservation for issuance of up to 1,517,640 shares of the Company's Common Stock (the "Shares"), underlying the stock options to be issued pursuant to the Plan;

We have examined such other instruments, documents and records and made such further investigations as we have deemed necessary for the purposes of rendering the following opinion.

Based on the foregoing, it is our opinion that:

        (i) The Company is a corporation which has validly filed its Articles of Incorporation under the laws of the State of Nevada;

        (ii) The Plan and the Shares included in the Plan have been duly and validly authorized by all necessary action on the part of the Company; the Shares issuable pursuant to the Plan and upon exercise of the stock options authorized pursuant to the Plan have been duly and validly authorized and, upon payment therefor in accordance with the terms of such issuance and stock option(s), will be validly issued, fully paid and nonassessable by the Company;

        (iii)  The rights attendant to the Plan and the Shares

Ms. Shiou Yung Wang, President
Golden Beverage Company
April 4, 1997
Page 2

reserved for issuance thereunder conform to the description thereof contained in the Prospectus;

        (iv) No authorization, approval, consent or license of any regulatory body or authority (other than under the Act and the securities or Blue Sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the stock options and Shares reserved for issuance thereunder, or if so required, all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect;

        (v) The Registration Statement and the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder;

        (vi) Such counsel have participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead them to believe that either the Registration Statement or the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading;

        (vii) Such counsel does not know of any material statutes or regulations or legal or governmental proceedings required to be described in the Prospectus which are not correctly described in all material respects as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

We hereby consent to the use of this opinion in the said
Registration Statement being filed with the Securities and

Ms. Shiou Yung Wang, President
Golden Beverage Company
April 4, 1997
Page 3

Exchange Commission and further consent to the reference to this firm in the Prospectus.

Very truly yours,

s/Andrew I. Telsey

ANDREW I. TELSEY, P.C.

                                                      Exhibit 4.7

                    Larry O'Donnell, CPA, P.C.
Telephone 745-4545             2851 South Parker Road, Suite 1040
                                           Aurora, Colorado 80014


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report dated March 26,
1997, relating to the financial statements of Golden Beverage
Company as of December 31, 1996.


s/Larry O'Donnell, CPA, P.C.

By:  Larry O'Donnell, CPA, P.C.

April 2, 1997
Aurora, Colorado